UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28298 (Commission File Number)	94-3154463 (I.R.S. Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 1, 2008, Henry J. Fuchs, M.D., our Executive Vice President and Chief Medical Officer, announced his resignation from Onyx Pharmaceuticals, Inc., or Onyx, effective immediately. In connection with Dr. Fuchs’ resignation, we have entered into a separation agreement with Dr. Fuchs, dated December 1, 2008, pursuant to which Onyx has granted Dr. Fuchs separation benefits of 12 months of base salary, payable in a lump sum, together with up to 12 months of benefits and health insurance coverage. In addition, under the separation agreement, Dr. Fuchs will have up to six months following his resignation to exercise vested stock options. This description of Dr. Fuchs’ separation agreement is qualified in its entirety by reference to the full text of the agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.1	Separation Agreement between Onyx Pharmaceuticals, Inc. and Henry J. Fuchs, M.D., dated December 1, 2008

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2008	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1	Separation Agreement between Onyx Pharmaceuticals, Inc. and Henry J. Fuchs, M.D., dated December 1, 2008